UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2005

SBS Technologies, Inc.

(Exact name of registrant as specified in charter)

New Mexico (State or other jurisdiction of incorporation)	1-10981 (Commission File Number)	85-0359415 (I.R.S. Employer Identification No.)

2400 Louisiana Blvd., NE AFC Bldg. 5-600

Albuquerque, New Mexico 87110

(Address of principal executive offices) (Zip code)

(505) 875-0600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 30, 2005, SBS Technologies, Inc. entered into a revolving line of credit agreement with Wells Fargo Bank National Association. The credit agreement provides for borrowings for working capital and general corporate purposes of up to $20 million and any outstanding borrowings are due and payable in full on March 28, 2006. As of April 5, 2005, there were no borrowings outstanding under the agreement.

A copy of the Credit Agreement between SBS Technologies, Inc., and Wells Fargo Bank effective March 30, 2005 is attached hereto as Exhibit 10.cn. In addition, a copy of the Revolving Line of Credit Note with Wells Fargo Bank National Association and the Security Agreement granted to Wells Fargo Bank National Association are attached hereto as Exhibit 10.co and Exhibit 10.cp, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As of April 5, 2005, there were no borrowings outstanding under the agreement.

The information set forth under Item 1.01, "Entry into a Material Definitive Agreement," is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
10.cn *	Credit Agreement between SBS Technologies, Inc. and Wells Fargo Bank National Association, effective March 30, 2005.
10.co *	Revolving Line of Credit Note with Wells Fargo Bank National Association, effective March 30, 2005.
10.cp *	Security Agreement granted to Wells Fargo Bank National Association, effective March 30, 2005.
* Provided in PDF format as a courtesy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBS TECHNOLOGIES, INC.

	By:	/S/ James E. Dixon Jr.
James E. Dixon, Jr.
Executive Vice President, Chief Financial Officer, and Treasurer

Dated: April 5, 2005

EXHIBIT INDEX
Exhibit Number	Description

10.cn *	Credit Agreement between SBS Technologies, Inc. and Wells Fargo Bank National Association, effective March 30, 2005.
10.co *	Revolving Line of Credit Note with Wells Fargo Bank National Association, effective March 30, 2005.
10.cp *	Security Agreement granted to Wells Fargo Bank National Association, effective March 30, 2005.

* Also provided in PDF format as a courtesy